AMENDMENT AGREEMENT TO TERM LOAN AGREEMENT

dated
9 MAR 2023
..................................................................
by
FABRINET COMPANY LIMITED
as Borrower
and
BANK OF AYUDHYA PUBLIC COMPANY LIMITED
as Bank
relating to
TERM LOAN AGREEMENT dated 20 August 2019

AMENDMENT AGREEMENT TO TERM LOAN AGREEMENT
This Amendment Agreement is dated .....................9 MAR 2023....................................
Between
(1)    FABRINET COMPANY LIMITED, a private limited company incorporated and existing under the laws of Thailand having the registered office located at 5/6 Moo 6 Khlong Nueng Sub-District, Khlong Luang District, Pathum Thani Province, Thailand (the "Borrower"); and
(2)    BANK OF AYUDHYA PUBLIC COMPANY LIMITED a public company limited incorporated and existing under the laws of Thailand having the registered office located at 1222 Rama III Road, Bang Phongphang Sub-District, Yan Nawa District, Bangkok, Thailand (the "Bank").
RECITALS
(A)    The Borrower and the Bank entered into the Term Loan Agreement dated 20 August 2019, as amended from time to time (the "Facility Agreement").
(B)    The parties have agreed to amend the Facility Agreement as set out in this Amendment Agreement.
(C)    This Amendment Agreement is supplemental to the Facility Agreement.
IT IS AGREED as follows:
1.    DEFINITIONS AND INTERPRETATION
1.1    Definitions
In this Amendment Agreement:
"Amendment Agreement" means this Amendment Agreement.
"Facility Agreement" has the meaning given to it in Recital (A).
"Clause" means a clause of this Amendment Agreement.
"Party" means a party to this Amendment Agreement.
"Schedule" means a schedule of this Amendment Agreement.
1.2    Construction
(a)    Unless a contrary indication appears, terms defined in the Facility Agreement have the same meaning in this Amendment Agreement unless given a different meaning in this Amendment Agreement; and
(b)    This Amendment Agreement is an integral part of the Facility Agreement and shall be attached thereto. If any provision of this Amendment Agreement should present any inconsistency or contradiction with the Facility Agreement, the provisions of this Amendment Agreement shall prevail.
2.    AMENDMENT OF THE FACILITY AGREEMENT
(a)    With effect from the date of this Amendment Agreement, the clauses and schedules of the Facility Agreement set out in the Schedule (Amendments to the Facility Agreement) shall be amended to the effect that they shall be read and construed for all purposes as set out in the Schedule (Amendments to the Facility Agreement).
(b)    All other provisions of the Facility Agreement shall remain unchanged.
3.    REPRESENTATIONS AND WARRANTIES
The Borrower makes the representations and warranties set out in Clause 8 of the Facility Agreement to the Bank on the date of this Amendment Agreement, in each case by reference to the facts and circumstances then existing.
4.    CONTINUITY AND FURTHER ASSURANCE
4.1    Continuing obligations
The provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Amendment Agreement, continue to be in full force and effect and neither the Facility Agreement nor any other Finance Document shall be, or shall be deemed to be, novated by the terms and conditions of this Amendment Agreement.
4.2    Further assurance
The Parties shall do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Amendment Agreement.
5.    GOVERNING LAW AND ENFORCEMENT
This Amendment Agreement shall be governed by and construed in accordance with the laws of Thailand.
This Amendment Agreement has been entered into on the date stated at the beginning of this Amendment Agreement.

EXECUTION
In witness whereof the parties have signed this Amendment Agreement in the presence of witnesses as of the date first above written.
The Borrower:
Fabrinet Company Limited

/s/ CSABA SVERHA	/s/ CSABA SVERHA
Csaba Sverha	Csaba Sverha
Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

Witness

/s/ PANPIJIT SRISUWATCHAREE
Panpijit Srisuwatcharee
First Assistant Vice President, Corporate Banking Department 3

The Bank:
Bank of Ayudhya Public Company Limited

/s/ PRATUANG TEAMKAEW	/s/ RATCHANOK PATUMAPA
Pratuang Teamkaew	Ratchanok Patumapa
Assistant Vice President	Assistant Vice President

Witness

/s/ RAPEEPORN VISITTHONGSARIT
Rapeeporn Visitthonhsarit
Officer

For more details about the Bank’s privacy notice, please visit www.krungsri.com/pdpa/privacy-notice-en

SCHEDULE
AMENDMENTS TO THE FACILITY AGREEMENT
1.Clause 1.1 (Definitions), insertion or replacement (as the case may be) of the following definitions:
Business Day means a day (other than a Saturday, a Sunday or a public holiday of financial institutions announced by the relevant authorities) on which banks are opened for general business in Bangkok, Thailand and New York City, the United States.
Default Rate means the maximum default interest rate chargeable to the defaulting customer pursuant to the Bank's announcement in relation to the commercial loan (for corporate).
Fallback Rate (SOFR) means, in relation to any Fallback Rate (SOFR) Loan:
(a)    the applicable Fallback Rate (SOFR) Screen Rate; or
(b)    if the Bank determined that there is no applicable Fallback Rate (SOFR) Screen Rate for the Interest Period for that Loan, the Interpolated Fallback Rate (SOFR) Screen Rate for that Loan , provided that, if any such rate is below zero, Fallback Rate (SOFR) will be deemed to be zero.
Fallback Rate (SOFR) Screen Rate means, with respect to any 3 (three) months Interest Period or any other period, the reference rate computed and displayed on Bloomberg Screen corresponding to the Bloomberg ticker for the fallback for U.S. Dollar LIBOR accessed via <FBAK> <GO> Page (or, if applicable, accessed via the Bloomberg Screen <HP> <GO>) or any other published source designated by Bloomberg Index Services Limited as a Fallback Rate (SOFR) for 3 (three) months period or any other period rounded to 5 decimal places on the Fallback Rate (SOFR) Quotation Day with the applicable Original U.S. Dollar LIBOR Rate Record Day for such period.
Fallback Rate (SOFR) Loan means any Loan which is, or becomes, a "Fallback Rate (SOFR) Loan" pursuant to Clause 6A.1 (Interest Rate Switch from LIBOR to Fallback Rate (SOFR)).
Fallback Rate (SOFR) Quotation Day means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the last day of that period.
"Interpolated Fallback Rate (SOFR) Screen Rate" means, in relation to Fallback Rate (SOFR) for a Fallback Rate (SOFR) Loan, the rate rounded to the same number of decimal places as Fallback Rate (SOFR) Screen Rate which results from interpolating on a linear basis between:
(a)the applicable Fallback Rate (SOFR) Screen Rate for the longest period (for which that Fallback Rate (SOFR) is available) which is less than the Interest Period of that Loan; and
(b)the applicable Fallback Rate (SOFR) Screen Rate for the shortest period (for which that Fallback Rate (SOFR) is available) which exceeds the Interest Period of that Loan, each on the Fallback Rate (SOFR) Quotation Day for that Loan.
LIBOR Loan means any Loan or, if applicable, any unpaid sum which use LIBOR.
Margin (LIBOR) means one point three five (1.35)% per annum.
Original U.S. Dollar LIBOR Rate Record Day means, in relation to any period for which an interest rate is to be determined, 2 (two) Business Days before the first day of that period.
USD means the lawful currency for the time being of the United States of America.

2.Replacement of Clause 1.2(a)(viii):
(viii)    a Default being outstanding means that it has not been remedied (if any) or waived;
3.Replacement of Clause 2.8 (Interest Rate):

2.8	Interest Rate
The following applicable rate:
(1)with respect to LIBOR Loan, the percentage rate per annum which is the aggregate of the applicable Margin (LIBOR) and 3 months USD LIBOR; and
(2)with respect to Fallback Rate (SOFR) Loan, the percentage rate per annum which is the aggregate of the applicable Margin (LIBOR) and Fallback Rate (SOFR).

4.Replacement of Clause 6.4 (Interest on overdue amounts):
6.4    Interest on overdue amounts
If the Borrower fails to perform its obligations hereunder and/or fails to pay an amount payable by it under this Agreement or an Event of Default under this Agreement has occurred, the Borrower agrees that it is in default and all outstanding indebtedness whether or not due shall become immediately due and payable.
In case that the Borrower is in default as stipulated in paragraph 1 above, the Borrower agrees that the Bank is entitled to charge the Default Rate as stipulated in this Agreement from the date on which the Borrower is in default until the Borrower fully repays all indebtedness owing to the Bank on all Loans, except in the case that the Borrower is obliged to repay in instalment and the Borrower fails to repay in any instalment, the Bank is entitled to charge the Default Rate on Loan which is due and payable but unpaid of each instalment in accordance with the applicable law and/or rules and procedures stipulated by the Bank of Thailand which may be amended from time to time.
5.Insertion of new Clause 6A (Rate Switch (LIBOR to Fallback Rate (SOFR))):
6A    Rate Switch (LIBOR to Fallback Rate (SOFR))
6A.1    Interest Rate Switch from LIBOR to Fallback Rate (SOFR)
Upon the occurrence of the LIBOR Replacement Event, on and from the LIBOR Replacement Event Effective Date:
1.use of Fallback Rate (SOFR) will replace the use of LIBOR for the calculation of interest for Loans; and
2.any Loan or any unpaid sum shall be a "Fallback Rate (SOFR) Loan" and the applicable interest rate in Clause 2.8 (Interest Rate) shall apply to each such Loan for an Interest Period occurring after the LIBOR Replacement Event Effective Date.
6A.2    LIBOR Replacement Event
    LIBOR Replacement Event
    In this Agreement:
    LIBOR Replacement Event means:

(a)the methodology, formula or other means of determining LIBOR has, in the opinion of the Bank, materially changed;
(b)
(i)the administrator of LIBOR publicly announces that it has ceased or will cease, to provide LIBOR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide LIBOR;
(ii)the supervisor of the administrator of LIBOR publicly announces that LIBOR has been or will be permanently or indefinitely discontinued; or
(iii)the administrator of LIBOR or its supervisor announces that LIBOR may no longer be used;
(c)the administrator of LIBOR determines that LIBOR should be calculated in accordance with its reduced volume or other contingency or fallback policies or arrangements and either:
(i)the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Bank) temporary; or
(ii)LIBOR is calculated in accordance with any such policy or arrangement for a period no less than 15 days ; or
(d)in the opinion of the Bank, LIBOR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.
LIBOR Replacement Event Effective Date means:
(a)    in case of an occurrence of a LIBOR Replacement Event described in paragraphs (a) or (d) of the definition of LIBOR Replacement Event, the date on which the Bank notifies the Borrower in writing to be the LIBOR Replacement Event Effective Date;
(b)    in case of an occurrence of a LIBOR Replacement Event described in paragraph (b) of the definition of LIBOR Replacement Event, the first date on which the administrator of LIBOR (or a successor administrator of LIBOR) ceases to publish LIBOR or the first date on which the administrator of LIBOR (or a successor administrator of LIBOR) announces that LIBOR may no longer be used;
(c)    in case of an occurrence of a LIBOR Replacement Event described in paragraph (c)(i) of the definition of LIBOR Replacement Event, the date on which the Bank notifies the Borrower in writing to be the LIBOR Replacement Event Effective Date; or
(d)    in case of an occurrence of a LIBOR Replacement Event described in paragraph (c)(ii) of the definition of LIBOR Replacement Event, the first date after the period set out in paragraph (c)(ii) thereof has expired.
6.Insertion of new Clause 6B (Temporary Unavailability of Fallback Rate (SOFR)):
6B    Temporary Unavailability of Fallback Rate (SOFR)
If Fallback Rate (SOFR) for that Original U.S. Dollar LIBOR Rate Record Day has not been published by the administrator of Fallback Rate (SOFR) on the Fallback Rate (SOFR) Quotation Day, and the Fallback Rate (SOFR) Replacement Event Effective Date has not occurred ("Fallback Rate (SOFR) Unavailability"), then the rate for that Interest Period will be the Fallback Rate (SOFR) as most recently provided or published at that time for the most recent Original U.S. Dollar LIBOR Rate Record Day, notwithstanding that such day does not correspond to the Original U.S. Dollar LIBOR Rate Record Day.

7.Insertion of new Clause 6.6A (Market Disruption – Fallback Rate (SOFR)):
6.6A     Market Disruption – Fallback Rate (SOFR)
(a)    In relation to the LIBOR Loan, Clause 6.6 (Market Disruption) shall continue to apply.
(b)    In relation to the Fallback Rate (SOFR) Loan, Clause 6.6 (Market Disruption) shall apply mutatis mutandis.
8.Replacement of Clause 10.2:
10.2    If an Event of Default under Clause 10.1 is outstanding, the Borrower agrees that the Bank shall have the right to:
(a)    cancel all or any part of the unutilised Commitment; and/or
(b)    enforce all or any part of the security constituted by the Security Documents.
9.Replacement of Clause 13.1:
13.1     The Borrower hereby grants consent to the Bank to exchange with or disclose, transmit and/or transfer to the entities within its financial business group, its data processors, third-party service providers (outsource), its agents, subcontractors, and/or co-branding partners the Borrower’s personal data and other data provided by the Borrower to the Bank for the use of the credit application/utilization that are necessary to be disclosed for the purpose of providing credit facilities in accordance with this terms and conditions in applying credit facility or credit utilization, considering credit application, conducting any action pursuant to credit application, conducting credit analysis, drawdown and receipt of money under credit facilities, arranging for contract execution/ any registration, evaluating collateral value, following up and monitoring status of Borrower, including for the purposes of carrying out risk assessment of the Borrower, preparing and delivering statement, reviewing repayment details, preventing and detecting fraud include investigating fraudulent transaction, improving the Bank’s products and services, communicating with the Borrower about the services, supporting the Bank’s service operations, for the benefit of debts collection process, and for the benefit of data processing. In addition, Borrower grants consent to the Bank to make copy or duplicate the documents showing source of income of the Borrower. The Borrower agrees that the consent given hereunder shall be effective until Borrower informs the Bank of its intention to revoke this consent unless there is restriction (either by law or contractual) prohibiting the revocation of consent. Further the Borrower agrees to be responsible for any actual fee and expenses incurred including the collateral survey and evaluation and agrees not to claim for any compensation or damages incurred as a result of any actions of the Bank or persons receiving these information with consent given by the Borrower.

10.Insertion of new Clause 14.9A (Disclosure for assignment):
14.9A     Disclosure for assignment
The Borrower agrees and consents that the Bank has the right to disclose any information and details of the Borrower under this Agreement, Security Documents or any documents relating to this Agreement to its successors or assignees.
11.Insertion of new Clause 14.9B (Personal Data Protection Act):
14.9B    Personal Data Protection Act
Where the Borrower has provided to the Bank personal data of any other person:
(a)    the Borrower undertakes to verify the accuracy and completeness of such person’s personal data provided by the Borrower to the Bank, and to notify the Bank of any change to the personal data provided;
(b)    the Borrower warrants that the Borrower has obtained consent or can rely on other legal basis for the collection, use, disclosure and/or transfer of such personal data in compliance with applicable laws;
(c)    the Borrower warrants that the Borrower has informed such person of the Bank’s privacy notice; and
(d)    the Borrower warrants that the Bank can lawfully collect, use, and further disclose and/or transfer of such personal data for the purposes set out in the Bank’s privacy notice (as may be amended from time to time), including the purposes set out in the Finance Document.